EXHIBIT 99.1

  AMIS Holdings, Inc. Reports Second Quarter 2007 Financial Results

    --  Revenue increased 4 percent sequentially to $157.0 million

    --  GAAP EPS of $0.08, Non-GAAP EPS of $0.18

    --  Record Quarter for Design Wins


    POCATELLO, Idaho--(BUSINESS WIRE)--July 24, 2007--AMIS Holdings, Inc. (NASDAQ: AMIS) (the "Company"), parent company of AMI
Semiconductor, a leading designer and manufacturer of state-of-the-art mixed-signal and digital products for the automotive, medical, industrial, and military/aerospace sectors, today reported its financial results for the second quarter and six months ended June 30, 2007.

    Financial Results

    Second quarter 2007 revenue was $157.0 million, an increase of four percent both sequentially and when compared to the second quarter of 2006. Gross margin for the second quarter of 2007 was 44.9 percent, representing a decline of 20 basis points sequentially and 30 basis points year over year. On a non-GAAP basis, gross margin for the second quarter was 45.0 percent, down 30 basis points sequentially and down 40 basis points compared to the same period in 2006. Non-GAAP gross margin for the second quarter of 2007 and 2006 excludes stock-based compensation expense.

    Operating margin was 6.1 percent in the second quarter of 2007, which is flat sequentially but a decline of 300 basis points year over year. On a non-GAAP basis, operating margin for the second quarter of 2007 was 14.0 percent, down 60 basis points sequentially, and down 110 basis points year over year. Second quarter 2007 GAAP and non-GAAP operating margins were negatively affected by increased general and administrative expenses that were the result of additional bad debt charges related to the previously announced financial difficulties of the Company's former distributor, All American Semiconductor. Non-GAAP operating margin for the second quarter of 2007 and 2006 excludes amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation expense.

    Net income for second quarter 2007 was $7.0 million, or $0.08 per diluted share, compared to net income of $8.2 million or $0.09 per diluted share for the same period in 2006. Non-GAAP net income for second quarter 2007 was $15.8 million or $0.18 per diluted share, compared to $15.2 million or $0.17 per diluted share in second quarter 2006. Second quarter 2006 and 2007 non-GAAP net income excludes amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation, net of tax effects.

    Revenue for the first six months of 2007 was $307.4 million, an increase of 6 percent compared to the first six months of 2006. Net income for the first six months of 2007 was $12.1 million, or $0.13 per diluted share, as compared to net income of $16.7 million, or $0.19 per diluted share, for the same period of 2006. Non-GAAP net income for the first six months of 2007 was $30.7 million, or $0.34 per diluted share, compared to non-GAAP net income of $29.8 million or $0.33 per diluted share in the first six months of 2006. Non-GAAP net income for the first six months of 2007 and 2006 excludes amortization of acquisition-related intangibles, restructuring and impairment charges and stock-based compensation, net of tax effects. Non-GAAP earnings per share for the first six months of 2007 also excludes $0.8 million of pre-tax charges related to the March 2007 secondary stock offering, from which the Company received no proceeds.

    "During the second quarter we exceeded our revenue and EPS targets and set another record for design wins as measured by anticipated three year revenue," stated Christine King, chief executive officer. "In addition, our operational improvements contributed 100 basis points to our gross margins which was unfortunately offset by product mix. Looking ahead, we anticipate flat to lower revenues in the third quarter due to a weak overall medical market. However, we expect savings from our operational initiatives to offset this decline and help us maintain our EPS."

    The Company generated operating cash flow during the quarter of $11.8 million, bringing cash at the end of the quarter to $77.8 million, a sequential decrease of $1.8 million. Capital expenditures during second quarter 2007 were $14.6 million.

    Business Outlook

    -- Revenue in the third quarter is expected to be flat to down two percent sequentially,

    -- Third quarter gross margin is expected to be approximately 44 percent; however, the Company expects to exit the fourth quarter of 2007 with gross margin at approximately 46 percent,

    -- GAAP diluted earnings per share in the third quarter is expected to be in the range of $0.08 to $0.10 per diluted share. Excluding amortization of acquisition related intangibles, restructuring and impairment charges and stock-based compensation expense, non-GAAP diluted earnings per share is expected to be in the range of $0.17 to $0.18,

    -- The Company continues to expect full year capital expenditures to be approximately nine percent of annual revenues.

    Conference Call and Webcast Information

    Christine King, chief executive officer, along with Joseph Passarello, senior vice president and chief financial officer, will host a conference call on July 24, 2007 at 5 p.m. ET, to discuss the Company's second quarter financial results and its updated business outlook. The web simulcast of this call will be available under the investor relations section of the Company's web site at http://www.amis.com. A webcast replay will be available at that same location until close of business August 7, 2007.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art mixed-signal and digital products, AMIS is committed to providing customers in the automotive, medical, industrial, mil/aero, and communication markets with the optimal value, quickest time to market semiconductor solutions. AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.

    Additional Information Regarding Non-GAAP Financial Measures

    Management provides the non-GAAP financial measures presented in this release because we use them as an additional measure of our operating performance and we believe that excluding these charges enhance comparability between current and prior periods. Please see the reconciliation of each of these non-GAAP financial measures to its closest GAAP financial measure in the financial statements that accompany this release. Non-GAAP net income and non-GAAP earnings per share should not be considered as alternatives to net income, earnings per share or other consolidated operational data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.

    Forward-Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our expectation of flat to lower revenues in the third quarter due to a weak overall medical market and an unfavorable product mix; anticipated savings from our operational initiatives to offset revenue decline and maintain our EPS; and guidance on third quarter 2007 revenue, third and fourth quarter gross margin, third quarter GAAP and non-GAAP earnings per share, and full year capital expenditures. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the failure to properly execute on anticipated restructuring plans, the failure to properly and efficiently operate our manufacturing facilities and to take the actions necessary to increase our gross margins and avoid manufacturing defects and unnecessary scrap, our ability to manage the availability, capacity and quality of our subcontractors, manufacturing underutilization, changes in the conditions affecting our target markets, fluctuations in customer demand, timing and success of new products, competitive conditions in the semiconductor industry, failure to maintain and improve the quality and effectiveness of our internal controls over financial reporting, failure to successfully integrate the Flextronics and NanoAmp Solutions businesses, loss of key personnel, general economic and political uncertainty, conditions in the semiconductor industry, and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.


                         AMIS Holdings, Inc.
             Condensed Consolidated Statements of Income
                      (In Millions - Unaudited)

                          Three Months Ended
                            June 30, 2007

                                     Adjustments
                       ----------------------------------------
                       Amortization
                            of
                        Acquisition Restructuring
                         Related         and      Share-based
                        Intangible   Impairment    Compensation Non-
                 GAAP     Assets       Charges       Expense     GAAP
                ------------------------------------------------------
Revenue         $157.0 $   -             $    -         $   -  $157.0
Cost of revenue   86.5     -                  -          (0.2)   86.3
                ------------------------------------------------------
Gross profit      70.5     -                  -          (0.2)   70.7

Operating
 expenses:
 Research &
  development     26.6     -                  -          (0.7)   25.9
 Selling,
  general and
  administrative  23.9     -                  -          (1.1)   22.8
 Amortization of
  acquisition-
  related
  intangibles      5.2  (5.2)                 -             -       -
 Restructuring
  and impairment
  charges          5.2     -               (5.2)            -       -
                ------------------------------------------------------
                  60.9  (5.2)              (5.2)         (1.8)   48.7

Operating income   9.6   5.2                5.2           2.0    22.0

Non-operating
 expenses, net     4.6     -                  -             -     4.6

Income before
 income taxes      5.0   5.2                5.2           2.0    17.4
Provision
 (benefit) for
 income taxes     (2.0)  0.8                2.1           0.7     1.6
                ------------------------------------------------------
Net income      $  7.0 $ 4.4             $  3.1         $ 1.3  $ 15.8
                ======================================================

Earnings per
 share
  Basic         $ 0.08                                         $ 0.18
  Diluted       $ 0.08                                         $ 0.18

Weighted average
 shares
  Basic           88.8                                           88.8
  Diluted         89.8                                           89.8

Key Ratios &
 Information:

Gross margin      44.9%                                          45.0%
Operating margin   6.1%                                          14.0%
                       ----------------------------------------



                          Three Months Ended
                             July 1, 2006

                                     Adjustments
                       ----------------------------------------
                       Amortization
                            of
                        Acquisition Restructuring
                         Related         and      Share-based
                        Intangible   Impairment    Compensation Non-
                 GAAP     Assets       Charges       Expense     GAAP
                ------------------------------------------------------

Revenue         $150.7 $   -             $    -         $   -  $150.7
Cost of revenue   82.6     -                  -          (0.3)   82.3
                ------------------------------------------------------
Gross profit      68.1     -                  -          (0.3)   68.4

Operating
 expenses:
 Research &
  development     26.8     -                  -          (0.8)   26.0
 Selling,
  general and
  administrative  20.6     -                  -          (1.0)   19.6
 Amortization of
  acquisition-
  related
  intangibles      4.3  (4.3)                 -             -       -
 Restructuring
  and impairment
  charges          2.7     -               (2.7)            -       -
                ------------------------------------------------------
                  54.4  (4.3)              (2.7)         (1.8)   45.6

Operating income  13.7   4.3                2.7           2.1    22.8

Non-operating
 expenses, net     4.6     -                  -             -     4.6

Income before
 income taxes      9.1   4.3                2.7           2.1    18.2
Provision for
 income taxes      0.9   0.6                0.9           0.6     3.0
                ------------------------------------------------------
Net income      $  8.2 $ 3.7             $  1.8         $ 1.5  $ 15.2
                ======================================================

Earnings per
 share
  Basic         $ 0.09                                         $ 0.17
  Diluted       $ 0.09                                         $ 0.17

Weighted average
 shares
  Basic           87.6                                           87.6
  Diluted         89.2                                           89.2

Key Ratios &
 Information:

Gross margin      45.2%                                          45.4%
Operating margin   9.1%                                          15.1%
                       ----------------------------------------


                           Six Months Ended
                            June 30, 2007

                                     Adjustments
                       ----------------------------------------
                         Amortiz-
                          ation
                           of       Restruc-   Share-
                        Acquisition  turing    based
                         Related      and     Compen- Secondary
                        Intangible  Impairment sation  Offering Non-
                 GAAP     Assets     Charges  Expense  Expenses  GAAP
                ------------------------------------------------------
Revenue         $307.4 $    -      $    -     $   -   $    -   $307.4
Cost of revenue  169.1      -           -      (0.5)       -    168.6
                ------------------------------------------------------
Gross profit     138.3      -           -      (0.5)       -    138.8

Operating
 expenses:
 Research &
  development     52.8      -           -      (1.2)       -     51.6
 Selling,
  general and
  administrative  45.3      -           -      (2.0)       -     43.3
 Amortization of
  acquisition-
  related
  intangibles     10.2  (10.2)          -         -        -        -
 Restructuring
  and impairment
  charges         11.3      -       (11.3)        -        -        -
                ------------------------------------------------------
                 119.6  (10.2)      (11.3)     (3.2)       -     94.9

Operating income  18.7   10.2        11.3       3.7        -     43.9

Non-operating
 expenses, net    10.2      -           -         -     (0.8)     9.4

Income before
 income taxes      8.5   10.2        11.3       3.7      0.8     34.5
Provision
 (benefit) for
 income taxes     (3.6)   1.7         4.1       1.2      0.4      3.8
                ------------------------------------------------------
Net income      $ 12.1 $  8.5      $  7.2     $ 2.5   $  0.4   $ 30.7
                ======================================================

Earnings per
 share
  Basic         $ 0.14                                         $ 0.35
  Diluted       $ 0.13                                         $ 0.34

Weighted average
 shares
  Basic           88.6                                           88.6
  Diluted         89.7                                           89.7

Key Ratios &
 Information:

Gross margin      45.0%                                          45.2%
Operating margin   6.1%                                          14.3%
                       ----------------------------------------



                           Six Months Ended
                             July 1, 2006

                                 Adjustments
                       -------------------------------
                         Amortiz-
                          ation
                           of       Restruc-   Share-
                        Acquisition  turing    based
                         Related      and      Compen-
                        Intangible  Impairment sation
                 GAAP     Assets     Charges  Expense     Non-GAAP
                ------------------------------------------------------

Revenue         $289.3 $    -      $    -     $   -   $289.3
Cost of revenue  158.2      -           -      (0.3)   157.9
                -----------------------------------------------
Gross profit     131.1      -           -      (0.3)   131.4

Operating
 expenses:
 Research &
  development     50.9      -           -      (1.6)    49.3
 Selling,
  general and
  administrative  40.4      -           -      (2.0)    38.4
 Amortization of
  acquisition-
  related
  intangibles      8.4   (8.4)          -         -        -
 Restructuring
  and impairment
  charges          4.8      -        (4.8)        -        -
                -----------------------------------------------
                 104.5   (8.4)       (4.8)     (3.6)    87.7

Operating income  26.6    8.4         4.8       3.9     43.7

Non-operating
 expenses, net     8.8      -           -         -      8.8

Income before
 income taxes     17.8    8.4         4.8       3.9     34.9
Provision for
 income taxes      1.1    1.1         1.7       1.2      5.1
                -----------------------------------------------
Net income      $ 16.7 $  7.3      $  3.1     $ 2.7   $ 29.8
                ===============================================

Earnings per
 share
  Basic         $ 0.19                                $ 0.34
  Diluted       $ 0.19                                $ 0.33

Weighted average
 shares
  Basic           87.6                                  87.6
  Diluted         89.4                                  89.4

Key Ratios &
 Information:

Gross margin      45.3%                                 45.4%
Operating margin   9.2%                                 15.1%
                       -------------------------------


                         AMIS Holdings, Inc.
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                              June 30,    December 31,
                                                2007          2006
                                            (unaudited)
                                           -------------- ------------
Assets
-------------------------------------------
Current assets:
 Cash and cash equivalents                     $  77.8        $  77.1
 Accounts receivable, net                        108.4          110.1
 Inventories                                      90.0           77.5
 Deferred tax assets                               4.5            3.9
 Prepaid expenses and other current assets        31.5           32.3
                                           -------------- ------------
Total current assets                             312.2          300.9

Property, plant and equipment, net               218.6          215.9
Goodwill, net                                     90.5           89.1
Other intangibles, net                            91.4          100.6
Deferred tax assets                               65.0           61.3
Other long-term assets                            31.3           23.4
                                           -------------- ------------

Total assets                                   $ 809.0        $ 791.2
                                           ============== ============

Liabilities and Stockholders' Equity
Current liabilities:
 Current portion of long-term debt             $   2.8        $   2.8
 Accounts payable                                 49.2           56.5
 Accrued expenses                                 61.7           58.4
 Foreign deferred tax liability                    0.8            2.3
 Income taxes payable                              0.2            1.7
                                           -------------- ------------
Total current liabilities                        114.7          121.7

Long-term debt, less current portion             275.4          276.8
Other long-term liabilities                       11.9           10.0
                                           -------------- ------------
Total liabilities                                402.0          408.5

Stockholder's equity:
Common stock                                       0.9            0.9
Additional paid-in capital                       560.7          553.6
Accumulated deficit                             (200.4)        (211.5)
Accumulated other comprehensive income            45.8           39.7
                                           -------------- ------------
Total stockholders' equity                       407.0          382.7

Total liabilities and stockholders' equity     $ 809.0        $ 791.2
                                           ============== ============


                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In Millions)

                                                     Six Months Ended:
                                                     -----------------
                                                     June 30, July 1,
                                                        2007     2006

Cash flows from operating activities
Net income                                            $ 12.1   $ 16.7
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                         35.8     33.0
  Amortization of deferred financing costs               0.3      0.4
  Share-based compensation expense                       3.7      3.9
  Impairment of long-term asset                          2.6        -
  Restructuring charges, net of cash expended            1.4        -
  Benefit from deferred income taxes                    (5.3)    (2.8)
  Loss on disposition of property, plant and
   equipment                                             0.8      0.1
  Changes in operating assets and liabilities:
   Accounts receivable                                   2.8     (6.7)
   Inventories                                         (12.0)    (8.7)
   Prepaid expenses and other assets                     2.7      2.3
   Accounts payable and other accrued expenses         (19.5)   (10.2)
                                                     -------- --------
Net cash provided by operating activities               25.4     28.0
Cash flows from investing activities
 Purchases of property, plant and equipment            (25.5)   (17.6)
 Change in restricted cash                               0.4        -
 Change in other assets                                 (1.7)    (2.0)
 Purchase of a business                                 (0.7)       -
                                                     -------- --------
Net cash used in investing activities                  (27.5)   (19.6)
Cash flows from financing activities
 Payments on long-term debt                             (1.4)    (1.6)
 Debt issuance costs                                       -     (0.1)
 Proceeds from exercise of stock options                 3.4      1.4
                                                     -------- --------
Net cash (used in) provided by financing activities      2.0     (0.3)

Effect of exchange rate changes on cash and cash
 equivalents                                             0.8      3.7
                                                     -------- --------
Net decrease in cash and cash equivalents                0.7     11.8
Cash and cash equivalents at beginning of period        77.1     96.7
                                                     -------- --------
Cash and cash equivalents at end of period            $ 77.8   $108.5
                                                     ======== ========

    CONTACT: AMIS Holdings, Inc.
             Wade Olsen, 208-234-6045 (Investor Relations) wade_olsen@amis.com
             Tamera Drake, 208-234-6890 (Media Relations) tamera_drake@amis.com